UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

MSA SAFETY INCORPORATED

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15579	46-4914539
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

1000 Cranberry Woods Drive Cranberry Township, PA	16066
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 724-776-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 1, 2015, MSA Safety Incorporated (“MSA”), announced (the “Announcement”), pursuant to the requirements of the UK City Code on Takeovers and Mergers (the “Takeover Code”), the terms of an all cash acquisition by MSA UK Holdings Limited (an indirectly wholly-owned subsidiary of MSA) (“MSA UK”) for the entire issued and to be issued ordinary share capital of Latchways plc (“Latchways”), to be implemented by means of a scheme of arrangement under Part 26 of the UK Companies Act 2006 (the “Act”) (the “Scheme” or the “Acquisition”). The Acquisition was unanimously recommended by the board of directors of Latchways.

The Acquisition values Latchways at approximately £124 million.

Headquartered in Devizes, Wiltshire, in the United Kingdom and listed on the London Stock Exchange plc (under the symbol “LTC”), Latchways is a global provider of permanent fall protection systems. Latchways employs approximately 250 people and reported revenues of £33.1 million for the financial year ended March 31, 2015.

The Acquisition is conditional on, among other things: (i) the approval of the requisite majority of Latchways shareholders at a court meeting and at a general meeting to be held in relation to the Scheme (the “Court Meeting” and the “General Meeting,” respectively); and (ii) the sanction of the High Court of Justice in England and Wales (the “Court”) ((i) and (ii) together being the “Scheme Condition”). MSA UK reserves the right to elect (with the consent of the United Kingdom Panel on Takeovers and Mergers (the “Takeover Panel”)) to implement the Acquisition by way of a contractual takeover offer for the entire issued and to be issued ordinary share capital of Latchways, as an alternative to the Scheme.

The Announcement represents the firm intention of MSA UK to proceed with the Acquisition. In accordance with the Takeover Code, except in the case in which the Scheme Condition is not satisfied, or the consent of the Takeover Panel to not proceed is obtained, MSA UK will be required to proceed with, and complete, the Acquisition.

Effective on August 31, 2015, in connection with the above-stated Acquisition, MSA entered into the Credit Agreement as defined and described below.

Announcement

The Announcement contains details of, among other things, the terms of the offer being made to Latchways shareholders, applicable conditions to the Scheme becoming effective in accordance with its terms, any existing interests of MSA or MSA UK or MSA or MSA UK directors in Latchways, irrevocable undertakings procured by MSA and MSA UK from Latchways shareholders for them to vote in favor of the Scheme at the Court Meeting and pass the requisite resolution to approve the Scheme at the General Meeting, and a statement that the financial adviser to MSA and MSA UK is satisfied that sufficient financial resources are available to MSA UK to enable it to satisfy in full the cash consideration payable under the terms of the Acquisition.

Approval at the Court Meeting and General Meeting and sanction of the Scheme by the Court

The purpose of the Scheme is to provide for MSA UK to become the owner of the whole of the issued and to be issued ordinary share capital of Latchways. In order to become fully effective in accordance with its terms, the Scheme requires, among other things:

(a)	the approval of a majority in number of the Latchways shareholders who vote, representing not less than 75 percent in value of the Latchways shares voted, either in person or by proxy, at the Court Meeting;

(b)	the approval of not less than 75 percent of the votes cast, either in person or by proxy, of the resolution at the General Meeting (to be held directly after the Court Meeting) necessary in order to implement the Scheme, being amendments to Latchways’ constitutional documents to ensure that any Latchways shares issued after the approval of the Scheme at the Court Meeting will be: (i) subject to the Scheme; and (ii) automatically acquired by MSA UK; and

(c)	the sanction of the Scheme by the Court and the delivery of the order of the Court sanctioning the Scheme under section 899 of the Act to Companies House, the UK companies registry.

Upon the Scheme becoming effective, it will be binding on all Latchways shareholders, irrespective of whether or not they attended or voted at the Court Meeting or at the General Meeting, or whether they voted in favor of or against the Scheme.

Full details of the Scheme to be set out in the Scheme Document

In accordance with the Takeover Code, the document detailing, among other things, the terms and conditions of the Scheme (the “Scheme Document”) will be dispatched to Latchways shareholders as soon as practicable and, in any event, within 28 days of the date of the Announcement (unless Latchways and MSA UK otherwise agree, and the Takeover Panel consents, to a later date) (i.e., by September 29, 2015).

The Scheme Document will include full details of the Scheme, together with notices of the Court Meeting and the General Meeting and the expected timetable of the Acquisition, and will specify the action to be taken by Latchways shareholders in order to approve the Acquisition.

The Scheme will be governed by English law and will be subject to the applicable requirements of the Takeover Code, the Takeover Panel, the London Stock Exchange plc, the UK Financial Conduct Authority and the UK Listing Rules published by the UK Listing Authority.

At this stage, subject to the approval and availability of the Court (which is subject to change), MSA expects the completion of the Acquisition to occur by the end of October 2015.

If the Acquisition becomes effective pursuant to the Scheme, MSA UK intends to request that the London Stock Exchange plc cancel trading in Latchways shares on the main market of the London Stock Exchange plc.

Credit Agreement

Effective on August 31, 2015, MSA International Holdings B.V. and MSA UK, both being subsidiaries of MSA (the “Borrowers”), entered into a credit agreement with Bank Of America Merrill Lynch International Limited as administrative agent (the “Administrative Agent”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner (the “Credit Agreement”), with MSA as parent and guarantor.

The Credit Agreement establishes a senior unsecured credit facility consisting of a US$125 million senior revolving credit facility maturing on the earlier of August 31, 2020 and the final maturity date of MSA’s existing credit facility with PNC (which is at present March 7, 2019) (the “Revolving Facility”). The Revolving Facility provides for borrowings up to US$125 million, with sub-limits for the issuance of letters of credit and for swingline borrowings, and may be used prior to the Acquisition only for purposes connected with the Acquisition and thereafter for general corporate purposes, including working capital, permitted acquisitions (which includes the Acquisition), capital expenditures and repayment of existing indebtedness.

Loans made under the Revolving Facility will bear interest, at MSA’s option, at an annual rate equal to: (i) a LIBOR based rate plus a margin ranging from 0.75 percent to 1.75 percent, depending on MSA’s consolidated leverage ratio (as defined in the Credit Agreement); or (ii) the base rate which will be equal to the daily LIBOR rate plus a margin ranging from zero per cent. to 0.75 per cent., depending on MSA’s consolidated leverage ratio.

The loans made under the Credit Agreement will also be guaranteed by certain of MSA’s domestic subsidiaries as well as by the Borrowers.

The Credit Agreement will require MSA to comply with certain financial covenants, including minimum fixed charge coverage ratio and a maximum leverage ratio, in each case commencing with the fiscal quarter ending December 31, 2015. The Credit Agreement will include certain negative covenants restricting the ability of MSA and MSA’s existing and future subsidiaries to, among other things, modify material agreements and/or incur additional debt, incur liens, issue guarantees, make certain investments and acquisitions, make fundamental changes, transfer and sell assets, pay dividends and make distributions, modify the nature of MSA’s business, enter into agreements with shareholders and affiliates, enter into burdensome agreements, change MSA’s fiscal year, make capital expenditures and prepay certain indebtedness or enter into joint ventures, subject to certain customary exceptions, including carve-outs and baskets.

The Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default, including change of control provisions and cross-defaults to other debt. Upon the occurrence of an event of default, the lenders, by a majority vote, will have the ability to direct the Administrative Agent to terminate the loan commitments, accelerate all loans and exercise any of the lenders’ other rights under the Credit Agreement and the related loan documents on behalf of the lenders.

Item 8.01. Other Events.

On September 1, 2015, MSA issued a press release with regard to the release of the Announcement and the Acquisition.

Item 9.01.	Exhibits.

(d)	The following exhibits are furnished with this report on Form 8-K.

Exhibit No.	Description

10.1	Announcement

10.2	Credit Agreement (including Guarantees)*

99.1	Press release dated September 1, 2015

*	The exhibits and schedules to this agreement have been omitted. A copy of the omitted exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, MSA has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSA SAFETY INCORPORATED

By:	/s/ Douglas K. McClaine
Douglas K. McClaine
Vice President, General Counsel and Secretary

Date: September 1, 2015

EXHIBIT INDEX

Number	Description	Method of Filing

10.1	Announcement	Filed herewith

10.2	Credit Agreement (including Guarantees)*	Filed herewith

99.1	Press release dated September 1, 2015	Filed herewith

*	The exhibits and schedules to this agreement have been omitted. A copy of the omitted exhibits and schedules will be provided to the Securities and Exchange Commission upon request.